EXHIBIT 23.01

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our reports dated January 20, 2000 included in the OGE Energy Corp. Form 10-K for the year ended December 31, 1999, into the previously filed Post-Effective Amendment No. 1-B to Registration Statement No. 33-61699, Post-Effective Amendment No. 2-B to Registration Statement No. 33-61699, Form S-8 Registration Statement No. 333-71327 and Form S-8 Registration Statement No. 333-92423.



                                            / s / Arthur Andersen LLP
                                                  Arthur Andersen LLP


Oklahoma City, Oklahoma,
March 24, 2000


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